  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 15, 2019 (February 12, 2019)

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction
of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)
1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stéphane Rambaud-Measson resigned as Executive Vice President and Chief Operating Officer of Westinghouse Air Brake Technologies Corporation (“Wabtec”) in order to pursue other interests. He also resigned from the Wabtec Board of Directors. The resignations are effective February 12, 2019 (the “Separation Date”).

On February 13, 2019, Mr. Rambaud-Measson and Wabtec entered into a Separation Agreement (the “Separation Agreement”) in connection with his resignation, effective as of the Separation Date. The Separation Agreement provides Mr. Rambaud-Measson with additional benefits greater than what he would otherwise be entitled to receive in connection with the end of his employment as consideration for his agreement to comply with certain restrictive covenants. Pursuant to the terms of the Separation Agreement, Wabtec will provide Mr. Rambaud-Measson the following:

●	a lump-sum cash payment of $3,600,000 to satisfy severance requirements;
●	eligibility to receive a pro-rated annual bonus for calendar year 2019 based on the number of days worked from January 1, 2019 through the Separation Date and Wabtec’s actual performance;
●	eligibility to receive a pro-rated award related to the performance units previously granted to Mr. Rambaud-Measson based on Wabtec’s actual performance during the applicable performance period;
●	a lump-sum cash amount equal to the fair market value as of May 1, 2019 of 35,183 restricted stock units previously granted to Mr. Rambaud-Measson under Wabtec’s 2011 Stock Incentive Plan;
●	tax planning advice and tax return preparation services from Deloitte for calendar years 2018, 2019 and 2020;
●	reimbursement for relocation expenses in connection with Mr. Rambaud-Measson’s relocation to Germany and other related reimbursements; and
●	a lump-sum cash payment of 270,000 Euros to satisfy certain French pension and unemployment insurance requirements.

Mr. Rambaud-Measson also has the right to sell certain de minimis subsidiary stock to Wabtec for a specified amount. In addition to the Separation Agreement, Wabtec and Mr. Rambaud-Measson entered into a Consulting Agreement, dated as of February 12, 2019 (the “Consulting Agreement”), pursuant to which Mr. Rambaud-Measson will receive a fee of $16,500 per month for providing consulting services to Wabtec through February 11, 2020 and be obligated to comply with certain non-competition, non-solicitation and other restrictive covenants during the same term.

The payments listed above to which Mr. Rambaud-Measson is entitled are in full satisfaction of all payment obligations of Wabtec and certain of its subsidiaries.  In connection with the Separation Agreement, Mr. Rambaud-Measson and Wabtec agreed to mutual non-disparagement obligations and executed a mutual release of claims relating to his employment, subject to certain exceptions to Wabtec’s release as specified in the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, including as exhibits thereto the release of claims, a list of Mr. Rambaud-Measson’s severance benefits and the Consulting Agreement, a copy of which will be filed as an exhibit to Wabtec’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Executive Vice President, General Counsel and Secretary

Date: February 15, 2019